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                                                                     EXHIBIT 3.4

                               ARTICLES OF MERGER

                         SHURGARD STORAGE CENTERS, INC.

                                       AND

                         SHURGARD WASHINGTON CORPORATION

        Pursuant to the provisions of the Washington Business Corporation Act, Title 23B of the Revised Code of Washington and the Delaware General Corporation Law, the following Articles of Merger are executed for the purpose of merging Shurgard Storage Centers, Inc., a Delaware corporation (the "Disappearing Corporation"), into Shurgard Washington Corporation, a Washington corporation (the "Surviving Corporation").

        1. The Agreement and Plan of Merger approved by the stockholders of the Disappearing Corporation and by the sole shareholder of the Surviving Corporation is attached hereto as Exhibit A.

        2. The Agreement and Plan of Merger was duly approved by the sole shareholder of the Surviving Corporation and by the stockholders of the Disappearing Corporation pursuant to the Washington Business Corporation Act,
Section 23B.11.030 of the Revised Code of Washington and the Delaware General Corporation Law.

        Dated:  May 13, 1997

                                      SHURGARD WASHINGTON CORPORATION,
                                      a Washington corporation

                                      By  /s/ Charles K. Barbo
                                          ----------------------------
                                          Charles K. Barbo, President

ATTEST:

By:          /s/ Harrell L. Beck
   ----------------------------------------
    Harrell L. Beck, Senior Vice President,
      Chief Financial Officer & Treasurer


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                               SHURGARD STORAGE CENTERS, INC.
                               a Delaware corporation

                               By     /s/ Charles K. Barbo
                                   --------------------------------------------
                                   Charles K. Barbo, Chairman of the
                                   Board, President and Chief Executive Officer

ATTEST:

By:     /s/ Harrell L. Beck
   ----------------------------------------
    Harrell L. Beck, Senior Vice President,
        Chief Financial Officer & Treasurer


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                                                                       Exhibit A

                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                         SHURGARD WASHINGTON CORPORATION

                                       AND

                         SHURGARD STORAGE CENTERS, INC.

        This Agreement and Plan of Merger (this "Agreement") is entered into this 13th day of May, 1997, by and between Shurgard Washington Corporation, a Washington corporation (the "Surviving Corporation"), and Shurgard Storage Centers, Inc., a Delaware corporation ("Shurgard"). The Surviving Corporation and Shurgard are sometimes referred to jointly as the "Constituent Corporations."

                                    RECITALS

        A. Each of the Constituent Corporations is a corporation organized and existing under the laws of its respective state as indicated in the first paragraph of this Agreement.

        B. The shareholders and directors of each of the Constituent Corporations have deemed it advisable for the mutual benefit of the Constituent Corporations and their respective shareholders that Shurgard be merged into the Surviving Corporation pursuant to the provisions of the Washington Business Corporation Act, Title 23B of the Revised Code of Washington and the Delaware General Corporation Law (the "Merger").

                                    AGREEMENT

        NOW, THEREFORE, in accordance with the laws of the states of Washington and Delaware, the Constituent Corporations agreed that, subject to the following terms and conditions, (i) Shurgard shall be merged into the Surviving Corporation, (ii) the Surviving Corporation shall continue to be governed by the laws of the state of Washington, and (iii) the terms of the Merger, and the mode of carrying them into effect, shall be as follows:

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        1.        ARTICLES OF SURVIVING CORPORATION

        The Articles of Incorporation of the Surviving Corporation as in effect prior to the Effective Time of the Merger shall constitute the "Articles" of the Surviving Corporation within the meaning of Section 23B.01.400(1) of the Washington Business Corporation Act and Section 104 of the Delaware General Corporation Law, except that Article I of the Articles of Incorporation of the Surviving Corporation is hereby amended in its entirety to read as follows:

"ARTICLE 1.  NAME

        The name of the corporation is Shurgard Storage Centers, Inc."

        2.        APPOINTMENT OF AGENT FOR SERVICE OF PROCESS

        Pursuant to Section 252(d) of the Delaware General Corporation Law, the Surviving Corporation irrevocably appoints the Delaware Secretary of State to accept service of process in any proceeding to enforce against the Surviving Corporation any obligation of any Constituent Corporation as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger. The Delaware Secretary of State shall mail a copy of such process to Shurgard Storage Centers, Inc., Attn: Legal Department, 1201 Third Avenue, 22nd Floor, Seattle, Washington 98101.

        3.        CONVERSION OF SHARES

        3.1 SHURGARD SHARES. At the Effective Time of the Merger, each outstanding share of the Class A common stock of Shurgard shall automatically convert to one share of Class A common stock of the Surviving Corporation, each outstanding share of the Class B common stock of Shurgard shall automatically convert to one share of Class B common stock of the Surviving Corporation, and each outstanding share of 8.80% Series B Cumulative Redeemable Preferred Stock of Shurgard shall automatically convert to one share of 8.80% Series B Cumulative Redeemable Preferred Stock of the Surviving Corporation. It will not be necessary for stockholders of Shurgard to exchange their existing stock certificates for stock certificates of the Surviving Corporation.

        3.2 SURVIVING CORPORATION SHARES. At the Effective Time of the Merger each outstanding share of the common stock of the Surviving Corporation shall be automatically canceled and returned to the status of authorized but unissued shares.


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        4.        BYLAWS

        The Bylaws of the Surviving Corporation shall be the governing Bylaws.

        5.        DIRECTORS AND OFFICERS

        The directors and officers of Shurgard shall be the directors and officers of the Surviving Corporation.

        6.        EFFECT OF THE MERGER

        The effect of the Merger shall be as provided by the applicable provisions of the laws of Washington and Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the
Merger: the separate existence of Shurgard shall cease; the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of the Constituent Corporations; all obligations belonging to or due either of the Constituent Corporations shall be vested in, and become the obligations of, the Surviving Corporation without further act or deed; title to any real estate or any interest therein shall not revert or in any way be impaired by reason of the Merger; all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and the Surviving Corporation shall be liable for all the obligations of the Constituent Corporations and any claim existing, or action or proceeding pending, by or against either of the Constituent Corporations may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

        If at any time after the Effective Time of the Merger the Surviving Corporation shall consider it to be advisable that any further conveyances, agreements, documents, instruments and assurances of law or any other things are necessary or desirable to vest, perfect, confirm or record in the Surviving Corporation the title to any property, rights, privileges, powers and franchises of the Constituent Corporations or otherwise to carry out the provisions of this Agreement, the proper directors and officers of the Constituent Corporations last in office shall execute and deliver, upon the Surviving Corporation's request, any and all proper conveyances, agreements, documents, instruments and assurances of law, and do all things necessary or proper to vest, perfect or confirm title to such property, rights, privileges, powers and title to such property, rights, privileges, powers and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement.

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        7.        EFFECTIVE TIME OF THE MERGER

        As used in this Agreement, the "Effective Time of the Merger" shall mean the time as which executed counterparts of this Agreement or conformed copies thereof, together with duly executed Certificates or Articles of Merger have been duly filed by the Constituent Corporations in the office of the Washington Secretary of State pursuant to Section 23B.11.050 of the Washington Business Corporation Act and the Office of the Delaware Secretary of State pursuant to
Section 252 of the Delaware General Corporation Law or at such time thereafter as is provided in such Certificates or Articles of Merger.

        8.        TERMINATION

        This Agreement may be terminated and the Merger abandoned by mutual consent of the directors of the Constituent Corporations at any time prior to the Effective Time of the Merger.

        9.        NO THIRD-PARTY BENEFICIARIES

        Except as otherwise specifically provided herein, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the Constituent Corporations and their respective shareholders, any rights or remedies under or by reason of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Plan and Agreement of Merger to be executed as of the date first above written.

                                      SHURGARD WASHINGTON CORPORATION,
                                      a Washington corporation

                                      By /s/ Charles K. Barbo
                                         -----------------------------
                                         Charles K. Barbo, President

ATTEST:

/s/ Harrell L. Beck
---------------------------------------
Harrell L. Beck, Senior Vice President,
Chief Financial Officer and Treasurer

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                                      SHURGARD STORAGE CENTERS, INC.,
                                      a Delaware corporation

                                      By /s/ Charles K. Barbo

                                           Charles K. Barbo, Chairman of the
                                           Board, President and Chief Executive

                                     Officer

ATTEST:

/s/ Harrell L. Beck
---------------------------------------
Harrell L. Beck, Senior Vice President,
Chief Financial Officer and Treasurer